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                         DEVELOPMENT AGREEMENT ADDENDUM

       THIS DEVELOPMENT AGREEMENT ADDENDUM (the "Addendum") is entered into as of March 2, 1998, between Starbucks Corporation ("Starbucks") and Host International, Inc. ("Licensee").

                                    RECITALS:

       WHEREAS, Licensee and Starbucks are parties to that certain development agreement dated March 1994, as amended (the "Development Agreement"); and

       WHEREAS, the parties have developed numerous airport and other locations pursuant to the Development Agreement; and

       WHEREAS, the parties desire to amend the Development Agreement as provided herein;

       NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. PURPOSE. The parties mutually desire to enter into a test program as discussed herein (the "Test") for the purpose of evaluating the feasibility of offering Starbucks' own line of pastries as they are currently being rolled-out by Starbucks (the "Starbucks Pastries") from certain Licensed Locations (as that term is defined in the Development Agreement).

2. SELECTION OF TEST SITES. The parties shall mutually select between three (3) and five (5) of Licensee's Licensed Locations, within Licensee's airport concessions business, where the Test shall occur (the "Test Sites").

3. PERIOD OF THE TEST. After the introduction of the Starbucks Pastries has been implemented at all Test Sites, the parties shall evaluate the performance of the Test Sites. The criteria for evaluation shall be mutually established by the parties in a letter to be executed after the date of this Addendum (the "Evaluation Criteria"), and shall include but not be limited to the maintenance or improvement of product quality, increased Gross Revenues from the sale of pastries, decrease in cost of product, maintenance of or increase in the revenue stream flowing to Licensee from its airport operations, etc... The period of the Test shall be as follows:

       a. Within sixty days following the implementation of the Starbucks Pastries at all Test Sites, the parties shall jointly review the results, and shall evaluate such results using the Evaluation Criteria.

       b. If both parties agree that the data collected from the Test Sites within the first sixty (60) days following the commencement of the Test at all Test Sites is clear, then the parties shall end the Test.



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       c. If the parties do not both agree that the data collected from the Test
       Sites within the first sixty (60) days following the commencement of the Test is clear, then the parties shall extend the Test for an additional sixty (60) day period.

       d. At the conclusion of the Test, the parties shall review the results of the Test using the Evaluation Criteria. Depending on the results of the Test, the parties may:

              (i) introduce the Starbucks Pastries at Licensee's locations which currently offer Licensee's pastries in the same manner as during the Test, and enter into an amendment/agreement providing that Licensee shall pay a Royalty of five percent (5%) of the Gross Revenues from the sales of such Starbucks Pastries;

              (ii) end the Test without further action; or

              (iii) negotiate in good faith the modification of the manner of the implementation of the Starbucks Pastries to Licensee's units that offer pastries, and/or modification of the Royalty, so that the Evaluation Criteria may be met

4. ROYALTY. Pursuant to Exhibit A to the Development Agreement (i.e., the form license agreement), the parties agreed that Licensee would pay a Royalty to Starbucks equal to five percent (5%) of the Gross Revenue (the "Royalty" as defined in Exhibit A to the Development Agreement), which currently excludes the sales of pastries. During the Test, the following shall apply:

       a. In order to defray Licensee's expenses in implementing the Test, Starbucks hereby waives collection of the Royalty based on Gross Revenues from the sales of Starbucks Pastries from the Test Sites during the Test.

       b. At the conclusion of the Test, Section 3(d)(iii) of this Addendum, immediately above, shall apply.

5. ENTIRE AGREEMENT. Except as modified hereby, the Development Agreement remains in full force and effect.



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       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written below their signature.

                                        HOST INTERNATIONAL, INC.

                                        BY: /s/ [Signature Illegible]
                                           -------------------------------------
                                         ITS:  SR. VICE PRESIDENT
                                             -----------------------------------


                                        STARBUCKS CORPORATION

                                        By:  /s/ A. B. CRAIG
                                           -------------------------------------
                                         Its:  SR. V.P. OPERATIONS
                                             -----------------------------------